UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2011

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As previously disclosed, effective January 1, 2012, Craig Jelinek will become President and Chief Executive Officer of the Company. On November 23, 2011, the Compensation Committee of the Company’s Board of Directors determined the compensation arrangements for Mr. Jelinek in his new position. He will receive an annual base salary of $650,000 prorated from January 1, 2012 through September 2, 2012, and he will be eligible for a bonus of up to $200,000. He will continue to receive his current employee benefits.

Mr. Jelinek previously received an award of 50,000 RSUs for fiscal 2012, which is intended to qualify as “performance-based” compensation under applicable tax law and is subject to specified performance criteria for fiscal 2012. The performance targets may be satisfied by the Company’s achieving specified percentage increases, relative to fiscal 2011, in either total sales or pre-tax income for fiscal 2012. If the Committee determines that either or both of these targets have been met, then the RSUs will be granted following the end of the Company’s fiscal year and will be subject to further vesting thereafter based on the executive’s continued employment with the Company through October 2016 and subject to accelerated vesting for years of service in excess of twenty-five years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on November 28, 2011.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

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